UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCANDIUM INTERNATIONAL MINING CORP.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	98-1009717
(State or Other Jurisdiction of	(IRS Employer Identification
Incorporation or	Number)
Organization)

Suite 501 - 1430 Greg Street
Sparks, NV 89431
(Address of Principal Executive Offices and Zip Code)

2015 STOCK OPTION PLAN
(Full title of plan)

George Putnam
Chief Executive Officer
Scandium International Mining Corp.
Suite 501 - 1430 Greg Street
Sparks, NV 89431
(Name and address of agent for service)

(775) 355-9500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller Reporting Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.[   ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount of
Title of Securities to be Registered(1)	be	Price Per	Offering	Registration
	Registered	Share	Price	Fee

Common shares, without par value	11,654,694	$0.1306	$1,522,103.04	$189.50

(1)

Consists of common shares of Scandium International Mining Corp. (the “Registrant”) issued or to be issued or delivered on exercise of stock options under the Registrant’s 2015 Stock Option Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, for options not yet granted under the Registrant’s 2015 Stock Option Plan, and based upon the average of the high and low trading prices for the common shares of Registrant as reported on the Toronto Stock Exchange on April 27, 2018.

EXPLANATORY NOTE

Scandium International Mining Corp. (the “Registrant”) filed a registration statement on Form S-8 on February 24, 2012 (File No. 333-179657) (the “Prior Registration Statement”) to register under the Securities Act the Registrant’s common shares, without par value (the “Shares”), issuable pursuant to the Registrant’s 2008 Stock Option Plan (the “2008 Plan”), which was replaced on October 28, 2015 (the “2015 Plan”). The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 11,654,694 Shares to be issued pursuant to the 2015 Plan. The terms of the 2015 Plan provide that the number of Shares issuable pursuant to the 2015 Plan will be a maximum of 15% of the issued and outstanding Shares of the Registrant at the date of granting the stock option.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement. In addition, the following documents that the Registrant has previously filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 28, 2018;
(b)	The Registrant’s Current Reports on Form 8-K filed on March 23, 2018 and April 24, 2018; and
(c)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 10 (Registration No. 000-54416), filed under the Exchange Act on May 24, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

5.1	Opinion of Morton Law LLP

10.2	2015 Stock Option Plan(1)

23.1	Consent of Davidson & Company, LLP, Chartered Accountants

23.2	Consent of Morton Law LLP (see Exhibit 5.1)

23.3	Consent of Maxel Rangott, B.Sc, FAusIMM

23.4	Consent of Stuart Hutchin, B.Sc, MAusIMM, MAIG CP (Geo)

23.5	Consent of Dean Basile, B.Eng, GDipApF&I, MAusIMM CP (Min)

23.6	Consent of Dr. Nigel Ricketts, B.Eng, PhD (Metallurgy), MAusIMM, CP (Metallury)

23.7	Consent of Dr. Geoffrey Duckworth, B.Eng, M.Eng.Sc, PhD, FIChemE, MIEAust, FAusIMM, RPEQ 2702

23.8	Consent of Timothy David Rowles, B.Sc, M.Sc, MAusIMM CP (Enviro), RPEQ 10166

24.1	Power of attorney (see Signature Page)

(1)	Incorporated by reference from the Registrant’s Definitive Schedule 14A (Schedule “A”) filed with the Commission on October 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Sparks, State of Nevada, on April 27, 2018.

SCANDIUM INTERNATIONAL MINING CORP.
(Registrant)

By: /s/ George Putnam	By: /s/ Edward Dickinson
George Putnam	Edward Dickinson
Principle Executive Officer	Principle Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Scandium International Mining Corp. hereby constitutes and appoints George Putnam and Edward Dickinson, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Scandium International Mining Corp. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Title	Date

/s/ George Putnam	April 27, 2018
George Putnam
Director, President and
Principle Executive Officer

/s/ William B. Harris	April 27, 2018
William B. Harris
Director and Chairman

/s/ Willem Duyvesteyn	April 27, 2018
Willem Duyvesteyn
Director

/s/ Warren Davis	April 27, 2018
Warren Davis
Director

/s/ Barry Davies	April 27, 2018
Barry Davies
Director

/s/ James Rothwell	April 27, 2018
James Rothwell
Director

/s/ Andrew C. Greig	April 27, 2018
Andrew C. Greig
Director

/s/ Peter B. Evensen	April 27, 2018
Peter B. Evensen
Director